                                                                   EXHIBIT 10.18

                             EMPLOYMENT AGREEMENT
                             --------------------
                                   (REVISED)

     This revised Agreement is entered into this 18th day of June, 1997, to be effective on the date set forth below, by and between Araxas Energy Corporation, an Oklahoma corporation ("Corporation"), and Steven W. Nance ("Employee").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Corporation desires to employ Employee, and Employee desires to accept such employment;

     WHEREAS, Corporation and Employee desire to agree to the specific term of such employment set forth in this Agreement.

     NOW, THEREFORE, in consideration of the recitations stated above and the mutual terms, covenants and conditions contained herein, Corporation and Employee agree as follows:

          1.   EMPLOYMENT
               ----------

               1.1 Employment. Corporation hereby employs Employee and Employee hereby accepts such employment, as President and Chief Executive Officer, subject to the supervision and direction of Corporation's Chairman and its Board of Directors. No later than June 30, 1997, W. E. Rowsey, III will nominate Employee to serve on the Board of Directors of Corporation (the "Board of Directors") as a full member thereof, and will vote in favor of such nomination. It is the intention of the parties that Employee will be elected to and will serve on the Board of Directors while serving hereunder as President and Chief Executive Officer. W. E. Rowsey, III and Employee agree to work together to identify and install mutually acceptable independent Directors as provided in Corporation's Bylaws. W. E. Rowsey, III has executed this Agreement in his individual capacity for the sole purpose of agreeing to the foregoing three sentences.

               1.2 Term of Employment. The term of employment shall commence on January 22, 1997, or as soon thereafter as possible ("Effective Date"), and shall terminate on the third anniversary of the Effective Date, unless further extended as hereinbelow provided or sooner terminated as provided in Section 4 hereof. On the third anniversary of the Effective Date, and on each following annual anniversary thereafter, the term of Employee's employment shall be automatically extended on the terms and condition then in effect for one (1) additional year unless, at least ninety (90) days prior to any such anniversary date, either party shall have delivered to the other, written notice that the term hereof shall not be extended.

          2.   DUTIES
               ------

               2.1 Full-time Employment. Unless otherwise authorized by Corporation, Employee shall devote substantially all of his business time, attention and skills to the performance of his duties as President and Chief Executive Officer of Corporation. During the term of this Agreement, Employee shall not render services for any other than Corporation unless otherwise authorized by Corporation. Provided that no conflict exists with Corporation or the performance by Employee of his duties hereunder, this provision is not intended to preclude personal oil and gas investments or other passive investments that will not require services on the part of Employee nor to preclude the performance of community services by Employee.

               2.2 Employer-Employee Relationship. The relationship between Corporation and Employee is that of an employer and employee. Corporation shall have the right to instruct, control, review and, subject to the terms of this Agreement, modify the nature as requested by Corporation and scope of services, and manner in which Employee performs such services for Corporation.

          3. COMPENSATION AND RELATED MATTERS. Subject to the terms and conditions hereof, Employee shall receive the following salary and other benefits as full consideration for the services to be rendered hereunder:

               3.1 Regular Salary. A salary shall be paid to Employee for all services rendered under this Agreement at the rate of $175,000 per year, payable in equal semi-monthly installments of $7,291.67 as nearly as practicable to the 15th and the last day of each month in arrears. In the event that, prior to January 1, 1998, Corporation becomes subject to the reporting requirements of the Securities Exchange Act of 1934, Employee's salary will be increased to a rate of $200,000 per year, payable in equal semi-monthly installments of $8,333.33 as nearly as practical to the 15th and the last day of each month in arrears. Effective January 1, 1998, Employee's salary will be increased to a rate of at least $225,000 per year, payable in equal semi-monthly installments as nearly as practical to the 15th and the last day of each month in arrears. If Employee is employed for less than the entire pay period, the salary shall be prorated in accordance with the number of days during such pay period in which he is employed. The salary shall be reviewed annually, and may be increased, but not decreased, from the salary then in effect or the salary prescribed by this Section 3.1, in Corporation's discretion, as determined by the Compensation Committee of the Board of Directors.

               3.2 Expenses. The Employee shall be reimbursed for all reasonable and necessary business expenses incurred in the performance of service hereunder, and are accounted for in accordance with the policies and procedures established from time to time by Corporation.

               3.3 Vacation. Employee shall be entitled to four (4) weeks paid vacation during each full 12-month period during the term hereof and such other vacation time and paid holidays, if any, as shall from time to time be determined by Corporation.

               3.4 Employee Benefit Plans. Employee shall be included in all of the employee benefit plans existing now or in the future providing pension, thrift, profit sharing or similar benefits as are provided generally to officers of Corporation, subject to the terms and conditions of all such plans. In addition, Employee shall be eligible to participate in all executive compensation programs applicable to other officers of Corporation, subject to the terms and conditions of such programs; provided, however, that Employee shall not participate in any overriding royalty plan unless and only to the extent that it is made available to other officers after July 31, 1998.

               3.5 Insurance and Welfare Benefit Plans. Corporation shall cover Employee under its group medical and hospitalization plan, shall provide Employee term life insurance coverage, and will cover Employee under other insurance and employee welfare benefit plans maintained for its officers generally.

               3.6 Stock Grant. Employee shall receive a restricted grant of Corporation common stock in accordance with the terms set forth in Exhibit
     A. Corporation represents and warrants that there were 118,628.65 shares of common stock of Corporation outstanding on the Effective Date and no other class of common stock and no preferred stock was outstanding on the Effective Date. Corporation has approximately 30,000 shares of Common Stock subject to outstanding options, with an aggregate exercise price of $1,675,000. Employee waives and revokes any right to a restricted grant of common stock under the terms of the Employment Agreement dated January 21, 1997.

               3.7 Stock Option Plan. Employee shall receive an option to acquire Corporation common stock in accordance with the terms set forth in Exhibit B. Employee waives and revokes any right to an option award under the terms of the Employment Agreement dated January 21, 1997.

               3.8 Incentive Bonus. Employee shall be eligible to receive up to one hundred percent (100%) of annual base salary as an annual bonus. The bonus for 1997 shall be fixed at $200,000 and shall be paid no later than the end of January, 1998; provided, however, that this bonus shall be payable only if, prior to January 1, 1998, Corporation has become subject to the reporting requirements of the Securities Exchange Act of 1934 and the outstanding liability to the Stratum Group, LP has been paid. Beginning in 1998, the bonus shall be based on attainment of performance goals to be established no later than the end of the first quarter of each calendar year, subject to approval of those performance goals by the

     Board of Directors, which will provide for at least the following: (i) financial targets, (ii) operating targets, and (iii) stock price targets.

     4. TERMINATION OF AGREEMENT. This Agreement will continue in effect until the expiration of the term stated in Section 1 hereof unless sooner terminated as set forth below. If such termination occurs, Employee shall continue to be subject to Section 5 hereof.

               4.1 Death of Employee. If Employee shall terminate employment due to death during the term of this Agreement, this Agreement shall terminate and his spouse, if she is then surviving or if not, his legal representative, shall be entitled to receive (i) his compensation as provided in Section 3.1 through the end of the month in which death occurs and (ii) a pro rata share of incentive compensation under Section 3.8 based on the number of days in the year that elapsed prior to death and as if all performance goals had been met.

               4.2 Illness or Other Incapacity. If during the term of this Agreement, Employee shall fail to perform his duties hereunder as a result of illness or other incapacity and such illness or incapacity shall continue for a period of more than three (3) months, Corporation shall have the right to terminate this Agreement and the employment hereunder as of date to be specified in a notice of termination, such date to be not less than thirty (30) days after the mailing by certified mail of such notice. If Employee's illness or incapacity shall have ended, and the Employee shall have assumed his duties hereunder, prior to the date specified in the notice of termination, he shall be entitled to resume his employment hereunder as if such notice had not been given. If such termination occurs, Employee shall continue to be bound by the covenants contained in Section 5 hereof, but in all other regards, this Agreement shall terminate as of such termination date, and Corporation shall pay to Employee or his legal representative (i) the amount of any accrued but unpaid compensation under
     Section 3.1 hereof through termination of employment, (ii) a pro rata share of incentive compensation under Section 3.8 based on the number of days in the year that elapsed prior to such termination and as if all performance goals had been met, and (iii) such other benefits, if any, as may be determined by Corporation.

               4.3 Termination by Corporation for Cause. Corporation may terminate this Agreement and the employment of Employee by service of written notice of termination to Employee specifying the circumstances and an effective date for such termination upon the earlier to occur of any of the following events: (i) Employee willfully misappropriates the property of Corporation or commits any other act of dishonesty which results in injury to Corporation or reasonably could result in injury to Corporation;
     (ii) Employee engages in personal misconduct which results in injury to Corporation, or could reasonably result in injury to Corporation unless Employee in good faith reasonably believed that his actions were in the best interest of Corporation; (iii) Employee is convicted of a felony; or
     (iv) the Board of Directors has determined in good faith that Employee has failed to diligently perform his duties hereunder as specified by Corporation and in a manner consistent with prudent business practice and such failure continues after Employee has been given at least ten (10) days' written notice of the failure. In the event this Agreement is terminated for cause set forth in paragraphs (i) through (iv) above, Corporation will have no obligation to provide any further salary payments or other benefits hereunder to Employee, including, but not limited to salary and incentive compensation, for any period after the effective date of such termination.

               4.4 Termination by Corporation for Other than Cause. In the event Corporation terminates Employee's employment for any reason other than under Section 4.3, Employee shall be entitled to a payment from Corporation in an amount equal to the Termination Payment (as hereinafter defined). For purposes of this Agreement, the term "Termination Payment" shall mean an amount equal to the sum of (i) all base salary that would have been paid to Employee pursuant to Section 3.1 during the balance of the term of employment provided for in Section 1.2 (but in no event less than 12 months of such base salary) (the "Salary Portion"), and (ii) subject to the execution by Employee of a waiver and release of all claims against Corporation, all incentive compensation that would have been paid to Employee pursuant to Section 3.8 (determined based on an annual incentive bonus of 100% of annual base salary and as if all performance goals had been met) during the balance of the term provided for in Section
     1.2 (but in no event less than one such annual incentive bonus) (the "Bonus Portion"). The Termination Payment shall be paid (i) with respect to the Bonus Portion, in a single lump sum cash payment within five (5) days after Employee has signed a release and any applicable revocation period has expired and (ii) with respect to the Salary Portion, in a single lump sum cash payment within five (5) days after such termination of employment.

               4.5 Termination Following Change of Control. In the event that a "Change of Control" (as hereinafter defined) occurs and following such Change of Control Employee's employment is terminated by Corporation for a reason other than as described in Section 4.3, or he voluntarily terminates employment due to a substantial diminishment in his job responsibilities or duties or a material breach by Corporation of any material provision of this Agreement or any other agreement with Employee which remains uncorrected for 10 days following written notice of such diminishment or breach by Employee to Corporation, then, in lieu of any payments pursuant to Sections 4.4 or 4.6 hereof, Employee shall be entitled to a Termination Payment under terms and conditions applicable pursuant to
     Section 4.4, provided that the reference therein to 12 months shall be deemed to be a reference to 24 months and the reference to one such annual incentive bonus shall be deemed to be a reference to two such annual incentive bonuses. A "Change of Control" shall mean (i) any sale by Corporation of substantially all of its assets or (ii) the resignation, removal or failure to re-elect W. E. Rowsey, III as a member of the Board of Directors for any reason other than disability or death, or (iii) the acquisition by any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, directly or indirectly, of securities of Corporation representing 50% or more of the combined voting power of Corporation's then outstanding securities; provided, however, that no Change of Control shall be deemed to occur if beneficial ownership in Corporation's then outstanding securities is acquired pursuant to any reorganization of Corporation or recapitalization, spinoff or other transaction if, after giving effect to such transaction, however structured, at least 50% of the outstanding voting securities with the ultimate parent entity corporation are beneficially owned in the aggregate, directly or indirectly through one or more intermediaries, by the former shareholders of Corporation.

               4.6 Termination by Employee for Good Reason. If Employee's employment hereunder shall be terminated by Employee due to a substantial diminishment in Employee's job responsibilities or duties or a material breach by Corporation of any material provision of this Agreement or any other agreement with Employee which remains uncorrected for 10 days following written notice of such diminishment or breach by Employee to Corporation, then Employee shall be entitled to a Termination Payment under terms and conditions applicable pursuant to Section 4.4.

               4.7 Voluntary Termination by Employee. Notwithstanding any provision herein to the contrary, Employee shall have the right to terminate his employment under this Agreement at any time and for any reason whatsoever. If Employee's employment hereunder shall be terminated by Employee for any reason whatsoever other than the reasons specified in Sections 4.1, 4.2, 4.5 or 4.6, then, upon such termination, all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the termination of such employment.

               4.8 No Duty to Mitigate Losses. Employee shall have no duty to find new employment following the termination of his employment under circumstances which required Corporation to pay any amount to Employee pursuant to this Section 4. Any salary or remuneration received by Employee from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment under circumstances pursuant to which Sections 4.2, 4.4, 4.5, 4.6 or 6.7 apply shall not reduce Corporation's obligation to make a payment to Employee (or the amount of such payment) pursuant to the terms of any such Section.

               4.9 Liquidated Damages. In light of the difficulties in estimating the damages for an early termination of this Agreement, Corporation and employee hereby agree that the payments, if any, to be received by Employee pursuant to Sections 4.1, 4.2, 4.4, 4.5, 4.6 or 6.7 shall be received by Employee as liquidated damages.

               4.10 Incentive and Deferred Compensation. This Agreement governs the rights and obligations of Employee and Corporation with respect to Employee's base salary, incentive compensation pursuant to Section 3.8 and certain perquisites of employment. Employee's rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, incentive and deferred compensation (other than incentive compensation payable pursuant to Section 3.8), life insurance policies insuring the life of Employee, and other benefits under the plans and programs maintained by Corporation shall be governed by the separate agreements, plans and other documents and instruments governing such matters (including, without limitation, the Restricted Stock Agreement and Stock Option Agreement referenced in Exhibits A and B hereof).

          5.   AGREEMENT RESTRICTING TRADE SECRETS AND COMPETITION

               5.1 Confidential Information and Trade Secrets. Employee acknowledges that he will have access to and that there will be disclosed to him during the course of this employment, information of a proprietary nature owned by Corporation, which is of a confidential nature and all of which have great value to Corporation and which is a substantial basis and foundation upon which Corporation's business is predicated. Employee acknowledges that except for his employment and the duties assigned to him which he will be fulfilling, that he would not otherwise have access to the foregoing information. Employee agrees that any and all confidential knowledge or information which may be obtained by him in the course of his employment will be held inviolate by him and that he will conceal the same from any and all other persons, including, but not limited to, competitors of Corporation, and that he will not impart any such knowledge acquired by him as an employee of Corporation to anyone whomsoever either during this employment or after his employment by Corporation has terminated, except to the extent (i) such disclosure is required by law, (ii) such information is otherwise made public by Corporation (other than by Employee in violation hereof), or (iii) such disclosure is made in the normal course of business and is consistent with Corporation's interests.

               Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to Corporation all books, records, forms data, electric logs, geological maps, scout cards, seismic tapes and all papers and writing relating to the business of Corporation and other information which reflects or reveals Corporation's confidential or trade secret information protected by this Section, and all other property belonging to Corporation, it being understood and agreed that the same are the sole property of Corporation and that Employee will not make any copies thereof; provided, however, the parties agree that Employee's personnel files and any logs, records, and maps which were Employee's property prior to the Effective Date shall remain Employee's property. For purposes of this Section 5, the term "Corporation" shall include Corporation as herein defined and any of its subsidiaries, affiliates or parent organizations.

               5.2 Noncompetition Agreement. Except as provided in Section 2.1, for so long as this Agreement is in effect and for a period of six (6) months after termination of this Agreement, Employee will not, without Corporation's written permission, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation, or control of any business which is in direct competition with Corporation, specifically with respect to the geologic prospects or any planned or completed acquisitions (of stock, equity or assets) in or through which Corporation does explore, develop or produce oil and gas or has current plans to explore, develop or produce oil and gas. For so long as this Agreement is in effect and for a period of six (6) months after termination of this Agreement, Employee shall refrain from contacting or encouraging any third party to contact any individual who is employed by Corporation or its affiliates for the purpose of recruiting or placing that individual with any other employer.

               5.3 Injunctive Relief. Employee specifically acknowledges and agrees that the remedy at law for any breach of the provisions of Sections
     5.1 or 5.2 will be inadequate and that Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

               5.4   Reformation.  In the event that the provisions of this
     Section 5 should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic limitations permitted by applicable law.

          6.   GENERAL

               6.1 Indemnity and Directors' & Officers' Liability Insurance Coverage. Corporation agrees to indemnify and defend Employee, at Corporation's sole expense, in any matters arising from Employee's performance of his duties as an employee, officer or director of Corporation or any of Corporation's subsidiaries or affiliates to the fullest extent permitted by law. The Corporation will take reasonable steps to obtain Directors' and Officers' liability insurance prior to becoming subject to the reporting requirements of the Securities Exchange Act of 1934.

               6.2 Headings. Section headings are included solely for convenience and should not be used in the interpretation of this Agreement.

               6.3 Severability. In the event any one or more of the provisions contained in the Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

               6.4 Notices. Any notice, demand and all other communications required or permitted to be given under this Agreement shall be in writing and shall have been deemed duly given when delivered or (unless otherwise specified herein) three (3) business days after mailed by United States registered mail, return receipt requested, postage prepaid, to the address set forth on the signature page hereof, or to such other address as any part may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               6.5 Waiver of Breach; Expenses. The waiver by Employee or Corporation of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. In any action brought by any party hereto, the prevailing party shall be entitled to collect such party's reasonable attorney's fees, court costs and expenses in such action.

               6.6 Binding Effect; Assignment. The respective rights and obligations of Corporation and Employee under the Agreement shall inure to the benefit of and shall be binding upon Corporation and the respective successors and assigns of Corporation. This Agreement shall not be assignable by Employee. As used herein, the term "successors and assigns" shall include any corporation or corporations which acquire all or substantially all of the assets and businesses of Corporation whether by purchase, merger, consolidation or otherwise. The parties hereto presently contemplate that Corporation will enter into certain transactions resulting in a reorganization of Corporation and in connection therewith this Agreement shall automatically be assigned to the parent of Corporation and all references herein to Corporation shall thereafter be deemed to be references to such parent entity.

               6.7 Certain Additional Payments by Company. Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by Corporation to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Corporation shall pay to Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Corporation and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Employee shall notify Corporation in writing of any claim by the Internal Revenue Service which, if successful, would require Corporation to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Corporation and Employee) within ten days of the receipt of such claim. Corporation shall notify Employee in writing at least ten days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Corporation decides to contest such claim, Employee shall cooperate fully with Corporation in such action; provided, however, Corporation shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Corporation's action. If, as a result of Corporation's action with respect to a claim, Employee receives a refund of any amount paid by Corporation with respect to such claim, Employee shall promptly pay such refund to Corporation. If Corporation fails to timely notify Employee whether it will contest such claim or Corporation determines not to contest such claim, then Corporation shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.

               6.8 Entire Agreement Counterparts. Except as provided in (i) the benefits, plans, and programs referenced in Sections 3.4 and 3.5 hereof and (ii) any signed written agreements contemporaneously or hereafter executed by Corporation and Employee (including, but not limited to, the Restricted Stock Agreement and the Stock Option Agreement referenced in Exhibits A and B hereof), this Agreement contains the entire agreement of the parties hereto, notwithstanding any oral representation of the parties to the contrary. This Agreement supersedes as of the Effective Date all agreements, oral or in writing, and other arrangements between the parties with respect to all matters related to the subject matter hereof. This Agreement may be executed in multiple counterparts, all of which shall constitute one Agreement, but both parties must execute and deliver one signed counterpart before this Agreement is effective.

               6.9 Applicable Law. The execution, performance and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to its conflict of laws provisions.

               6.10 Survival. All covenants, representations and warranties of the parties hereto will survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


"CORPORATION"                 ARAXAS ENERGY CORPORATION



                              By: /s/ W. E. Rowsey, III
                                 ____________________________
                                   W. E. Rowsey, III
                                   Chairman

                              Address:  10200 Grogans Mill Road, Suite 500
                                        The Woodlands, Texas  77380



                               /s/ Steven W. Nance
"EMPLOYEE"                    _______________________________
                                        Steven W. Nance

                              Address:  31 Meadow Brook Place
                                        The Woodlands, Texas  77382


W. E. ROWSEY, III             Executed For the Limited Purpose Described in
                              Section 1.1 of the Agreement

                               /s/ W. E. Rowsey, III
                              _______________________________
                              W. E. Rowsey, III

                       EXHIBIT A TO EMPLOYMENT AGREEMENT

                    TERMS OF RESTRICTED COMMON STOCK AWARD
                    --------------------------------------



1.   FORM OF AWARD.

     As soon as practicable after June 18, 1997, Employee shall receive 1,456 shares of common stock of Corporation (the "Awarded Shares").

2.   VESTING OF AWARD.

     Subject to Employee's continued service with Corporation, he shall become vested in one-third of the Awarded Shares on January 21, 1998, in an additional installment of one-third of the Awarded Shares on January 21, 1999, and in the remaining one-third of the Awarded Shares on January 21, 2000. All of the Awarded Shares shall become vested immediately upon the occurrence of a Change of Control. In the event of Employee's termination of employment for any reason prior to January 21, 2000, any Awarded Shares that have not previously become vested shall be forfeited to Corporation.

3.   PAYMENT BY EMPLOYEE.

     Employee agrees to pay Corporation the $.01 per share par value of the Awarded Shares contemporaneously with the transfer of the Awarded Shares. Employee represents and warrants that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

4.   REPURCHASE RIGHTS.

     In the event that Employee terminates employment prior to the date Corporation has become subject to the reporting requirements of the Securities Exchange Act of 1934, then Corporation shall have the obligation to repurchase all of the Awarded Shares that have become vested, or any lesser number designated by Employee, if the Employee gives a written sale notice to Corporation within 90 days of termination. Corporation shall purchase the vested Awarded Shares to be sold by Employee for their fair market value, determined as of the termination date in good faith by the Board of Directors without regard to any minority discount or limitations on liquidity. In the event that Employee is not satisfied with the fair market value determination of the Board of Directors, Employee may require such fair market value to be determined by an independent appraiser mutually acceptable to Employee and Corporation, and Employee and Corporation agree to be bound by the determination of such appraiser. Employee agrees to pay one-half of the appraiser's fees and expenses, but not to exceed $10,000, and Corporation shall pay the balance of the appraiser's fees and expenses. If Employee exercises his right to require Corporation to repurchase his vested Awarded Shares, Corporation and Employee agree that the repurchase and payment for the shares will be made in a single lump-sum cash payment and will occur within 30 days after receipt by Corporation of notice of exercise, or, if later, within 30 days after a fair market value determination is made by an independent appraiser. In the event Employee does not elect to require Corporation to repurchase his vested Awarded Shares, Corporation shall have a right of first refusal with respect to any third-party sale of the vested Awarded Shares by Employee at the price offered by the third party, and a right to repurchase the vested Awarded Shares at their fair market value (established in the same manner as described above) in the event of an involuntary transfer by Employee or gift or other below-market transfer of the shares. Employee will have rights to transfer the vested Awarded Shares to immediate family members or trusts and partnerships benefitting such immediate family members provided such rights of first refusal will continue to apply to the transferred Awarded Shares. Employee's right to require Corporation to repurchase vested Awarded Shares and Corporation's right of first refusal and repurchase shall terminate in the event Corporation becomes subject to the reporting requirements of the Securities Exchange Act of 1934.

5.   REGISTRATION RIGHTS.

     Promptly after Corporation has become subject to the reporting requirements of the Securities Exchange Act of 1934, Corporation shall file with the Securities and Exchange Commission a registration statement on Form S-8 (or any successor form) and shall include the Awarded Shares in that registration statement, or shall take other appropriate steps as may be necessary to allow Employee to resell the vested Awarded Shares in compliance with applicable federal and state laws after transfer restrictions lapse.

6.   TRANSFER RESTRICTIONS.

     The nonvested Awarded Shares shall be subject to restrictions on transfers to third parties, but Employee will have the right to participate, on the same terms as other shareholders, in any sale of common stock that would constitute a Change of Control. In addition, Employee will enter into any reasonable lock-up provision that is requested by underwriters pursuant to any public offering of the common stock of Corporation and that is similar to that given by other officers of Corporation restricting the transfer of common stock.

7.   TAXES.

     Corporation agrees to loan Employee up to, but not in excess of, $100,000 to enable Employee to satisfy his demonstrated income tax obligation arising as a result of the grant of, or lapse of restrictions on, the Awarded Shares. The loan shall be evidenced by a Promissory Note executed by Employee with a three-year term, with interest payable quarterly at Corporation's borrowing rate from its principal lender as in effect on the date of the Promissory Note. The Promissory Note shall be secured by a number of Awarded Shares having a value equal to the amount of the loan or, if greater, such value as will satisfy any applicable margin restrictions or other legal requirements, and shall be fully recourse against Employee. The Promissory Note shall be payable in full upon termination of employment by Employee for any reason. Corporation shall be entitled to withhold from the loan proceeds the amount of income tax withholding applicable with respect to the Awarded Shares. In the event Employee does not borrow from Corporation an amount sufficient to satisfy Corporation's income tax withholding obligation, Employee agrees to make a cash payment to Corporation in an amount equal to the balance of that income tax withholding obligation.

8.   RESTRICTED STOCK AGREEMENT.

     The parties agree to use their best efforts to more fully document the terms described in this Exhibit A on or before June 30, 1997, (and agree in any event to more fully document the terms prior to any merger of the Corporation with another entity) in a form of a Restricted Stock Agreement, which will contain terms permitting Corporation to retain custody of the Awarded Shares, together with a stock power signed in blank by Employee, while the Awarded Shares remain subject to forfeiture. In addition, the Restricted Stock Agreement shall be, to the extent not inconsistent with the terms set forth in this Exhibit A, subject to the terms and conditions of a Long-Term Incentive Plan intended to be implemented by Corporation and pursuant to which restricted awards of common stock will be authorized. The parties presently contemplate that Corporation will enter into certain transactions resulting in a reorganization of Corporation and in connection therewith references to Corporation herein shall become references to the parent entity where appropriate.

9.   TERMS.

     Terms used in this Exhibit A but not defined herein have the same meaning as the terms set forth in the Employment Agreement dated June 18, 1997 between Araxas Energy Corporation and Steven W. Nance.

                       EXHIBIT B TO EMPLOYMENT AGREEMENT

                          TERMS OF STOCK OPTION AWARD
                          ---------------------------



1.   OPTION AWARD.

     Employee is hereby awarded, effective as of June 18, 1997, an option to acquire 5,590 shares of Corporation common stock (the "Option Shares"). The per share exercise price of the Option Shares shall be $250.00. To the extent consistent with the limitations of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), this option shall be an incentive stock option, and the remainder of this option shall be a nonqualified option within the meaning of Section 83 of the Code.

2.   EXERCISABILITY OF OPTION.

     One-third (1/3) of the Option Shares shall become exercisable on January 21, 1998, one-third (1/3) on January 21, 1999 and one-third (1/3) on January 21, 2000.

     In the event of a Change of Control, all of the Option Shares shall be fully exercisable and the Vested Portion (as hereinafter defined) of Option Shares shall thereafter mean all outstanding Option Shares.

     The Option Shares that become exercisable under the terms set forth above will remain exercisable until termination of the option.

3.   TERMINATION OF EMPLOYMENT.

     In the event that Employee terminates employment due to an "Approved Event," then Employee shall have the right to exercise the "Vested Portion" of any Option Shares (determined as of the date of termination) during the period ending ninety (90) days after termination of employment (or one year in the case of termination due to death or disability under Sections 4.1 or 4.2 of the Agreement) and thereafter the option hereby granted shall terminate and be of no force and effect with respect to any Option Shares not previously purchased by Employee. In the event Employee terminates employment for any reason other than an "Approved Event," then the option hereby granted shall terminate and be of no force and effect with respect to any Option Shares not previously purchased by Employee upon the date of termination of employment. An "Approved Event" shall mean any termination of employment governed by Sections 4.1, 4.2, 4.4, 4.5 or
4.6 of the Agreement.

     With respect to Option Shares, the "Vested Portion" of Option Shares shall mean the number of Option Shares multiplied by a fraction (not to exceed 1.0), the numerator of which is the number of days elapsed from the Effective Date to the date of termination of employment, and the denominator of which is 947.

4.   TERM OF OPTION.

     The Option Term shall be the period ending on the tenth anniversary of the Effective Date. The option to acquire the Option Shares shall terminate and be of no force and effect with respect to any Option Shares not previously purchased by Employee upon the expiration of the Option Term.

5.   ADJUSTMENTS.

     The number of Option Shares and the exercise price for the Option Shares shall be proportionally adjusted in the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of shares of outstanding shares of Common Stock, unless Corporation has received cash or property or labor or services in exchange therefor or is issuing securities pursuant to rights or options outstanding as of the Effective Date. The parties presently contemplate that Corporation will enter into certain transactions resulting in a reorganization of Corporation and in connection therewith this option shall become an option to buy a number of shares of the parent of Corporation proportional to the number of shares of each class of stock or other securities of the parent corporation distributed to holders of common stock of Corporation with respect to such shares, and references to Corporation herein shall become references to the parent entity where appropriate.

6.   REGISTRATION RIGHTS.

     Promptly after Corporation has become subject to the reporting requirements of the Securities Exchange Act of 1934, Corporation shall file with the Securities and Exchange Commission a registration statement on Form S-8 (or any successor form) and shall include the Option Shares in that registration statement, or shall take other appropriate steps as may be necessary to allow Employee to resell the Option Shares purchased in compliance with applicable federal and state laws.

7.   REPURCHASE RIGHTS.

     In the event Employee terminates employment, Employee and Corporation shall have the same rights and obligations with respect to the purchase and sale of any Option Shares acquired by Employee due to exercise of the option under the same terms and conditions as are applicable to restricted common stock acquired by Employee pursuant to Exhibit A to the Agreement.

8.   STOCK OPTION AGREEMENT.

     The parties agree to use their best efforts to more fully document the terms described in this Exhibit B by June 30, 1997 (and agree in any event to more fully document the terms prior to any merger of the Corporation with another entity) in a form of Stock Option Agreement, which will contain customary terms regarding the procedure for exercise of the option. In addition, the Stock Option Agreement shall be, to the extent not inconsistent with the terms set forth in this Exhibit B, subject to the terms and conditions of a Long-Term Incentive Plan intended to be implemented by Corporation and pursuant to which stock option awards will be authorized.

9.   TERMS.

     Terms used in this Exhibit B but not defined herein have the same meaning as the terms set forth in the Employment Agreement dated June 18, 1997 between Araxas Energy Corporation and Steven W. Nance.